UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 31, 2007

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

9520 North May Ave., Suite 300

Oklahoma City, Oklahoma 73120

(Address of principal executive offices, including zip code)

(405) 488-1304

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Quest Resource Corporation has released its monthly statistics for certain operational information for the months of July and August 2007. The information for July 2007, August 2007 and the prior five months is as follows:

	2007
	Feb	Mar	Apr	May	Jun	Jul	Aug	YTD
Production Wells Drilled	39	56	41	50	45	57	65	382
Production Wells Connected	40	45	64	48	26	64	80	395
Production Wells Recompleted	1	4	10	9	6	7	6	47

SWD Wells Drilled	0	2	2	0	0	4	2	10

Pipeline Installed (miles)	17.2	39.6	28.3	20.3	24.4	36.4	39.7	216.3
Gross Volumes Transported (mmcf) (1)	1,563.4	1,809.8	1,800.3	1,892.7	1,819	1,892	2,000(2)(3)	14,438.7(2)(3)

Net Acres Leased	7,331.9	3,147.5	8,491.2(2)	8,265.4(2)	8,813.3(2)	8,520.1(2)	10,660.9(2)	68,285.8(2)

______________________________

(1)

Includes approximately 3,000 to 4,000 mcf/day of natural gas that is transported on Quest's pipeline gathering system for third parties. Quest receives approximately 30% of these volumes as compensation for transporting this natural gas. On December 1, 2006 Quest separated the gathering system and certain other assets into a limited partnership known as Quest Midstream Partners, L.P.

(2)	Preliminary estimate.
(3)	June and July 2007 transportation volumes were negatively impacted by downtime primarily due to extremely heavy rains and flooding in the area.

Quest Resource Corporation has obtained a mid-year reserve report dated June 30, 2007 from Cawley & Gillespie, its independent reserve engineer. Based on the reserve report, as of June 30, 2007, Quest Resource Corporation had 205.5 Bcfe of estimated net proved reserves, of which 66% were proved developed, and a standardized measure of $353.1 million, which is the present value of estimated future net revenue to be generated from the production of proved reserves, discounted at 10% per annum and excluding future income tax expense. As of June 30, 2007, Quest Resource Corporation had development rights to 523,218 leased net acres, of which 391,304 are producing or held by production and 257,148 are developed. As of June 30, 2007, Quest Resource Corporation had approximately 2,295 gross CBM drilling locations, of which 756 were proved undeveloped. A copy of the reserve report was included in Amendment No. 1 to Quest Energy Partners, L.P.'s registration statement on Form S-1 filed with the Securities and Exchange Commission on September 6, 2007.

After completing its review of the effects of the combination of the winter storms during January of this year and the severe wet weather and flooding that occurred during the spring and summer of 2007, Quest Resource Corporation has reduced its estimated production for 2007 from 18.0 Bcfe to 17.3 Bcfe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ Jerry D. Cash
Jerry D. Cash
Chief Executive Officer

Date: September 6, 2007